EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 31 to the Registration Statement (File Nos. 33-74668 and 811-8326) (the “Registration Statement”) of MFS Variable Insurance Trust (the “Trust”), of my opinion dated April 24, 2006, appearing in Post-Effective Amendment No. 24 to the Trust’s Registration Statement, which was filed with the Securities & Exchange Commission on April 28, 2006.

CHRISTOPHER R. BOHANE
Christopher R. Bohane
Assistant Secretary and Assistant Clerk

Boston, Massachusetts
April 28, 2011